Exhibit 99.1

Oclaro Completes Placement of $65 Million of 6.00% Convertible Senior Notes Due 2020

SAN JOSE, Calif., Feb. 19, 2015 /PRNewswire/ — Oclaro, Inc. (Nasdaq: OCLR), announced today the completion of its private placement of $65,000,000 aggregate principal amount of 6.00% Convertible Senior Notes due 2020 (the “Convertible Notes”). This includes the purchase of $10,000,000 aggregate principal amount of Convertible Notes by the initial purchaser pursuant to the exercise of its overallotment option. The Convertible Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), by the initial purchaser of the Convertible Notes.

The Convertible Notes will mature on February 15, 2020 and will bear interest at a fixed rate of 6.00% per year, payable on February 15 and August 15 of each year, beginning August 15, 2015. The Convertible Notes will be general senior, unsecured obligations of Oclaro. The Convertible Notes will not be redeemable at Oclaro’s option prior to February 15, 2018. On or after February 15, 2018, the Convertible Notes will be redeemable at Oclaro’s option if the last reported sale price of Oclaro’s common stock for at least 20 trading days (which need not be consecutive trading days) in any 30 trading day period exceeds 130% of the conversion price for the Convertible Notes. The redemption price will equal 100% of the principal amount of the Convertible Notes being redeemed, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date plus the sum of the present values of each of the remaining scheduled payments of interest that would have been made on the Convertible Notes being redeemed had such Convertible Notes remained outstanding from the redemption date to the maturity date. In addition, upon the occurrence of a fundamental change, holders of the Convertible Notes will have the right, at their option, to require Oclaro to repurchase their Convertible Notes in cash at a price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Convertible Notes will be convertible, at the option of the holders, into consideration consisting of shares of Oclaro’s common stock (and cash in lieu of fractional shares) at any time prior to the close of business on the business day immediately preceding the maturity date. Prior to February 15, 2018, in the event that the last reported sale price of Oclaro’s common stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending within five trading days immediately prior to the date Oclaro receives a notice of conversion exceeds the conversion price in effect on each such trading day, Oclaro will, in addition to delivering shares upon conversion by the holder of the Convertible Notes, together with cash in lieu of fractional shares, make an interest make-whole payment. The initial conversion rate is 512.8205 shares of Oclaro’s common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $1.95 per share of Oclaro’s common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events. In addition, Oclaro may be obligated to increase the conversion rate for any conversion that occurs in connection with a make-whole fundamental change and with Oclaro’s delivery of a notice of redemption for the Convertible Notes.

The net proceeds to Oclaro from this private placement were approximately $61.1 million, after deducting the initial purchaser’s discounts and commissions and estimated offering expenses payable by Oclaro. Oclaro intends to use the net proceeds of the offering for general corporate purposes, including working capital.

The offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Convertible Notes nor any shares of Oclaro’s common stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Safe Harbor Statement

This press release contains forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “preliminary” and other words and terms of similar meaning in connection with any discussion of plans, objectives, goals, strategies and future operating or financial performance. Undue reliance should not be placed on such forward-looking statements, which speak only as of the date they are made. Oclaro undertakes no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties. Such risks and uncertainties include, but are not limited to, the anticipated use of the proceeds of the offering.